EXHIBIT 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following registration statements on Form S-8 of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 2, 2000 (except for Note 17, as to which the date is March 21, 2000) with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.





      Registration
     Statement Number                              Description
 --------------------------------- -----------------------------------------
        33-7850                      1986 Employee Stock Plan of Vishay
                                     Intertechnology, Inc.

        33-7851                      1986  Employee   Stock  Plan  of  Dale
                                     Electronics, Inc.

        33-59609                     Vishay   Intertechnology,   Inc.  1995
                                     Stock Option Program

        333-78045                    1997  Stock  Option  Program  and 1998
                                     Employee   Stock  Option   Program  of
                                     Vishay Intertechnology, Inc.



Philadelphia, Pennsylvania
March 28, 2000